UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2012

Quepasa Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 23, 2012, Quepasa Corporation started performing services relating to its Social Theater product under an oral arrangement with Mexicans & Americans Trading Together, Inc. (“MATT”), Quepasa's largest shareholder.  As of March 29, 2012, Quepasa has provided approximately $2 million of services and expects that total services under the arrangement could reach $6 million.  Quepasa anticipates receiving an executed agreement from MATT in the near future.  Alonso Ancira, a director of Quepasa, is the Chairman of the Board of MATT.  Quepasa anticipates that the Social Theater campaign, if it continues as expected, will run through June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA CORPORATION

Date: March 29, 2012	By: /s/ Michael Matte
Name:  Michael Matte
Title:   Chief Financial Officer